Exhibit 24

Power of Attorney

KNOW ALL MEN BY THESE PRESENTS, that the undersigned Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer, officers and/or directors of Tucson Electric Power Company, an Arizona corporation, which corporation proposes to file with the Securities and Exchange Commission an Annual Report on Form 10-K for the year ended December 31, 2015, under the Securities Exchange Act of 1934, as amended, does each for himself and not for one another, hereby constitute and appoint Kevin P. Larson, Todd C. Hixon, and Frank P. Marino and each of them, his true and lawful attorneys, in his name, place and stead, to sign his name to said proposed Annual Report on Form 10-K and any and all amendments thereto, and to cause the same to be filed with the Securities and Exchange Commission, it being intended to grant and hereby granting to said attorneys, and each of them, full power and authority to do and perform any act and thing necessary and proper to be done in the premises as fully and to all intents and purposes as the undersigned could do if personally present; and each of the undersigned for himself hereby ratifies and confirms all that said attorneys, or any one of them, shall lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has hereunto set their hand as of the 18th day of February, 2016.

/s/ David G. Hutchens David G. Hutchens President, Chief Executive Officer, and Director (Principal Executive Officer)
/s/ Kevin P. Larson Kevin P. Larson Senior Vice President, Chief Financial Officer, and Director (Principal Financial Officer)
/s/ Frank P. Marino Frank P. Marino Vice President and Controller (Principal Accounting Officer)
/s/ Todd C. Hixon Todd C. Hixon Director